Columbia Tax-Managed Growth Fund
Columbia Tax-Managed Growth Fund II
Columbia Tax-Managed Value Fund
Columbia Tax-Managed Aggressive Growth Fund (Funds)

77E  Legal Proceedings

Various civil actions have been filed against the Registrant in regard to market timing allegations. As of April 22, 2004, we have received the following complaints:

(1.) George Slaybe et al, Plaintiffs, v. Columbia Management Advisors, Inc., Defendant United States District Court District of Massachusetts
      Case # 04 10534 PBS
      Complaint Allegation:  Market Timing

(2.) Edward I. Segel and Iris Segel derivatively on behalf of Columbia Acorn Fund, Columbia Acorn Trust and the Columbia Funds, Plaintiffs, v. FleetBoston Financial Corporation, Fleet National Bank, Columbia Management Group, Inc., Columbia Funds Services, Inc., Columbia Wanger Asset Management, Columbia Management Advisors, Inc., Columbia Funds Distributor, Inc., John Does 1-4, Margaret Eisen, Leo Guthart, Jerome Kahn, Jr., Steven N. Kaplan, David C. Kleinman, Allan B. Muchin, John A. Wing, Charles P. McQuaid, Ralph Wanger, Ilytat, L.P., Ritchie Capital Management, Inc., Edward J. Stern, Canary Capital Partners LLC, Canary Capital Partners, LTD., Canary Investment Management, LLC, Daniel Calugar, Sal Giacalone, D.R. Loeser, Signalert Corporation, Alan Waldbaum, and Tandem Financial Services, Defendants, and Columbia Acorn Fund, Columbia Acorn Trust, and the Columbia Funds

      United States District Court
      District of Massachusetts
      Case # 04-10567MEL
      Complaint Allegation: Market Timing

(3.) Catherine Dukes, Individually and On Behalf of All Others Similarly Situated v. Columbia Funds, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia
Funds Distributor, Inc., and John Does 1-100

      United States District Court
      District of Massachusetts
      Case # 04-10315-PBS
      Complaint Allegation: Market Timing

(4.) AB Medical Equipment Corp., Individually and On Behalf of All Others Similarly Situated, Plaintiff, v. FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management L.P., Columbia Funds Distributor, Inc. and Columbia Funds

      United States District Court
      District of Massachusetts
      Case # 04-10355PBS

(5.) Karen M. McKenna, Individually and on Behalf of All Others Similarly Situated, Plaintiff, v. Columbia Funds, Columbia Acorn Trust, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc. and John Does 1-100, Defendants

      United States District Court
      Southern District of New York
      Case # 04 CV 1576

Complaint Allegation:  Market Timing

(6.) Lawrence S. Wick, as custodian for Ryan S. Wick, Andrew T. Wick, and Hayley
L. Wick, and Ryan S. Wick, Andrew T. Wick, and Hayley L. Wick individually and on behalf of others similarly situated, Plaintiffs, v. FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc., Columbia Funds

      United States District Court
      District of Massachusetts
      Case # 04-10408HEL

Complaint Allegation:  Market Timing

(7.) Steven B. Ehrlich, Custodian for Cory Ryan Ehrlich UTMA/Florida, Individually and On Behalf of All Others Similarly Situated v. Columbia Funds, FleetBoston Financial Corporation, Columbia Management Group, Inc., Columbia Management Advisors, Inc., Columbia Wanger Asset Management, L.P., Columbia Funds Distributor, Inc., and John Does 1-100

      United States District Court
      District of Massachusetts
      Case # 04 10405 PBS

Complaint Allegation:  Market Timing

(8.) R.L. Simmonds and Jean Simmonds, on behalf of Themselves and on behalf of All Others Similarly Situated v. Columbia Funds, Columbia Management Advisors, Inc., Columbia Funds Distributor, Inc., Columbia Management Group, Inc., FleetBoston Financial Corporation, Columbia Wanger Asset Management, L.P.,

      United States District Court
      Southern District of New York
      Case # 04 CV 01879

Complaint Allegation:  Market Timing


Columbia Tax-Managed Growth Fund II
Columbia Tax-Managed Aggressive Growth Fund

77K Changes in Registrant's certifying accountant.

Effective March 1, 2004, Ernst & Young LLP ("E&Y") resigned as the independent auditors of the Funds. Based on the recommendation of the Audit Committee, the Board of Trustees voted to appoint PricewaterhouseCoopers, LLP for the fiscal year ended October 31, 2004.

During the two most recent fiscal years, E&Y's audit reports contained no adverse opinion or disclaimer of opinion; nor were its reports qualified or modified as to uncertainty, audit scope, or accounting principle. Further, in connection with its audits for the two most recent fiscal years and through March 1, 2004, there were no disagreements between the Funds and E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which if not resolved to the satisfaction of E&Y would have caused it to make reference to the disagreements in its report on the financial statements for such years.

[Ernst & Young logo]
Ernst & Young LLP
200 Clarendon Street
Boston, MA 02116-5072

June 23, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

        Columbia Funds Trust I:
                 Columbia Tax-Managed Growth Fund II
                 Columbia Tax Managed Aggressive Growth Fund

        Columbia Funds Trust III:
                 Columbia Intermediate Government Income Fund
                 Columbia Quality Plus Bond Fund
                 Columbia Corporate Bond Fund

        Columbia Funds Trust V:
                 Columbia California Tax-Exempt Fund
                 Columbia Connecticut Tax-Exempt Fund
                 Columbia Massachusetts Tax-Exempt Fund
                 Columbia New York Tax-Exempt Fund
                 Columbia Intermediate Tax-Exempt Bond Fund
                 Columbia Massachusetts Intermediate Municipal Bond Fund Columbia Connecticut Intermediate Municipal Bond Fund Columbia New Jersey Intermediate Municipal Bond Fund Columbia New York Intermediate Municipal Bond Fund Columbia Rhode Island Intermediate Municipal Bond Fund Columbia Florida Intermediate Municipal Bond Fund Columbia Pennsylvania Intermediate Municipal Bond Fund


Gentlemen:

We have read Sub-Item 77K of Form N-SAR dated June 30, 2004, of the above listed Trusts and Funds and are in agreement with the statements contained in Sub-Item 77K of Form N-SAR. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                                     Very truly yours,


                                                     /s/ Ernst & Young LLP
                                                         ERNST & YOUNG LLP


77Q Exhibits


                         INTERIM SUB-ADVISORY AGREEMENT

         INTERIM SUB-ADVISORY AGREEMENT, dated this 24th day of February, 2004, by and between COLUMBIA MANAGEMENT ADVISORS, INC., an Oregon corporation (the "Adviser") and STEIN ROE INVESTMENT COUNSEL, INC., a Delaware corporation (the "Sub-Adviser").

                                   WITNESSETH:

         WHEREAS, the Adviser provides Columbia Tax-Managed Growth Fund II (the "Fund"), a series of Columbia Funds Trust I (the "Trust"), an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), business services pursuant to the terms and conditions of an investment advisory agreement dated November 1, 2001 (the "Agreement") between the Adviser and the Trust, on behalf of the Fund; and

         WHEREAS, the Sub-Adviser is willing to provide services to the Adviser on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

         1. Duties of the Sub-Adviser. Subject to the supervision of the Trustees of the Trust and the Adviser, the Sub-Adviser will: (a) manage the investment of the assets of the Fund in accordance with the Fund's investment objectives, policies and limitations as stated in the Fund's then current Prospectus (the "Prospectus") and Statement of Additional Information (the "Statement") as provided by the Adviser to the Sub-Adviser and in compliance with the 1940 Act and the rules, regulations and orders thereunder; (b) place purchase and sale orders for portfolio transactions for the Fund; (c) evaluate such economic, statistical and financial information and undertake such investment research as it shall believe advisable; (d) employ professional portfolio managers to provide research services to the Fund; and (e) report results to the Board of Trustees of the Trust. The Adviser agrees to provide the Sub-Adviser with such assistance as may be reasonably requested by the Sub-Adviser in connection with its activities under this Agreement, including, without limitation, information concerning the Fund, its funds available, or to become available, for investment and generally as to the conditions of the Fund's affairs.

         Should the Trustees of the Trust or the Adviser at any time make any determination as to investment policy and notify the Sub-Adviser thereof in writing, the Sub-Adviser shall be bound by such determination for the period, if any, specified in such notice or until notified that such determination has been revoked. Further, the Adviser or the Trustees of the Trust may at any time, upon written notice to the Sub-Adviser, suspend or restrict the right of the Sub-Adviser to determine what assets of the Fund shall be purchased or sold and what portion, if any, of the Fund's assets shall be held uninvested. It is understood that the Adviser undertakes to discuss with the Sub-Adviser any such determinations of investment policy and any such suspension or restrictions on the right of the Sub-Adviser to determine what assets of the Fund shall be purchased or sold or held uninvested, prior to the implementation thereof.

         2. Certain Information to the Sub-Adviser. Copies of the Prospectus, the Statement, and the Trust's Declaration of Trust have been or will be delivered to the Sub-Adviser. The Adviser agrees to notify the Sub-Adviser of each change in the investment policies of the Fund and to provide to the Sub-Adviser as promptly as practicable copies of all amendments and supplements to the Prospectus, the Statement, and the Trust's Declaration of Trust. In addition, the Adviser will promptly provide the Sub-Adviser with any procedures applicable to the Sub-Adviser adopted from time to time by the Trustees of the Trust and agrees to provide promptly to the Sub-Adviser copies of all amendments thereto. The Sub-Adviser will be entitled to rely on all documents furnished to it by the Adviser.

         3. Execution of Certain Documents. Subject to any other written instructions of the Adviser and the Trustees of the Trust, the Sub-Adviser is hereby appointed the Adviser's and the Trust's agent and attorney-in-fact to execute account documentation, agreements, contracts and other documents as the Sub-Adviser shall be requested to execute by brokers, dealers, counterparties and other persons in connection with its management of the assets of the Fund.

        4. Reports. The Sub-Adviser shall furnish to the Trustees of the Trust or the Adviser, or both, as may be appropriate, quarterly reports of its activities on behalf of the Fund, as required by applicable law or as otherwise reasonably requested from time to time by the Trustees of the Trust or the Adviser, and such additional information, reports, evaluations, analyses and opinions as the Trustees of the Trust or the Adviser, as appropriate, may reasonably request from time to time.

         5. Compensation of the Sub-Adviser. For the services to be rendered by the Sub-Adviser under this Agreement, the Adviser shall pay to the Sub-Adviser a monthly fee, payable within 10 business days after the last day of each month, composed of a basic fee and a performance adjustment. The basic fee shall be calculated at the end of each month by applying one-twelfth of the basic fee rate (0.20%) to the average of the net assets of the Fund (computed in the manner set forth in the Prospectus or Statement) determined as of the close of business on each business day throughout the month. The performance adjustment shall be determined by multiplying the basic fee by the performance adjustment rates set forth below. The resulting calculation is the total monthly fee paid by the Adviser to the Sub-Adviser. The performance adjustment rate shall be readjusted at the end of each calendar quarter based on the Fund's ranking in Morningstar, Inc.'s Large Blend category for domestic equity funds. The rates applicable to each ranking are as follows:

                     Morningstar Ranking           Performance Adjustment Rate

                 Quartile 1                                   1.25%

                 Quartile 2                                   1.00%

                 Below Median                                 0.75%

------------------------------------------------------------------------------
For each calendar quarter, the performance adjustment rate shall be the rate applicable to the Fund's Morningstar ranking for the three-year period ending on the last day of the most recent calendar quarter. In the event this Agreement is terminated during any month, the basic fee rate and performance adjustment rate shall be applied to net assets averaged over that month ending on the last business day on which this Agreement is in effect. Notwithstanding the above, the annual compensation payable to the Sub-Adviser under this Agreement and the Interim Sub-Advisory Agreement between the parties, dated February 24, 2004, with respect to Columbia Tax-Managed Growth Fund (collectively, the "Sub-Advisory Agreements") shall not be less than $350,000 in the aggregate. If the compensation paid to the Sub-Adviser under the Sub-Advisory Agreements for any calendar year is less than $350,000 in the aggregate, the Adviser, as soon as practicable after the end of the year, shall pay the Sub-Adviser the difference between $350,000 and the amount the Adviser has paid the Sub-Adviser under the Sub-Advisory Agreements for that year. The Sub-Adviser will pay its expenses incurred in performing its duties under this Agreement. Neither the Trust nor the Fund shall be liable to the Sub-Adviser for the compensation of the Sub-Adviser.

         Further:

       (a) Compensation payable under this Agreement shall, except as set forth in (b) and (c) below, be held in an interest-bearing escrow account with a bank;

       (b) If holders of at least a majority of the outstanding voting securities of the Fund approve a new Sub-Advisory Agreement with the Sub-Adviser before 150 days after the Effective Date (as defined in Section 12), the amount in the escrow account (including interest earned thereon) with respect to the Fund shall be paid to the Sub-Adviser; and

       (c) If holders of at least a majority of the outstanding voting securities of the Fund do not approve a new Sub-Advisory Agreement with the Sub-Adviser, the Sub-Adviser shall be paid, from the escrow account, an amount equal to the lesser of:

(i) any costs incurred in performing this Agreement (plus interest earned on that amount in the escrow account) or

(ii) the total amount in the escrow account (plus interest earned thereon).

         6. Limitation of Liability of the Sub-Adviser. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution and management of the Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties and obligations hereunder. The Trust, on behalf of the Fund, may enforce any obligations of the Sub-Adviser under this Agreement and may recover directly from the Sub-Adviser for any liability it may have to the Fund.

         7. Covenants of the Sub-Adviser. The Sub-Adviser agrees that it (a) will not deal with itself, "affiliated persons" of the Sub-Adviser, the Trustees of the Trust or the Fund's distributor, as principals, agents, brokers or dealers in making purchases or sales of securities or other property for the account of the Fund, except as permitted by the 1940 Act and the rules, regulations and orders thereunder and subject to the prior written approval of the Adviser, and except in accordance with Rule 17e-1 procedures as approved by the Trustees from time to time and (b) will comply with all other provisions of the then-current Prospectus and Statement as provided by the Adviser to the Sub-Adviser relative to the Sub-Adviser and its trustees, officers, employees and affiliates.

     8. Representations, Warranties and Additional Agreements of the Sub-Adviser. The Sub-Adviser represents, warrants and agrees that:

         (a) It: (i) is registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended (the "Advisers Act") and is registered under the laws of any jurisdiction in which the Sub-Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement, and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement;
(iii) has met, and will continue to meet for so long as this Agreement remains in effect, any other applicable Federal or State requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; (v) will immediately notify the Adviser in writing of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise; and (vi) will immediately notify the Adviser in writing of any change of control of the Sub-Adviser or any parent of the Sub-Adviser resulting in an "assignment" of this Agreement.

         (b) It will maintain, keep current and preserve on behalf of the Fund, in the manner and for the periods of time required or permitted by the 1940 Act and the rules, regulations and orders thereunder and the Advisers Act and the rules, regulations and orders thereunder, records relating to investment transactions made by the Sub-Adviser for the Fund as may be reasonably requested by the Adviser or the Fund from time to time. The Sub-Adviser agrees that such records are the property of the Trust, and will be surrendered to the Trust promptly upon request.

         (c) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and, if it has not already done so, will provide the Adviser and the Trust with a copy of such code of ethics, and upon any amendment to such code of ethics, promptly provide such amendment. At least annually the Sub-Adviser will provide the Trust and the Adviser with a certificate signed by the chief compliance officer (or the person performing such function) of the Sub-Adviser certifying, to the best of his or her knowledge, compliance with the code of ethics during the immediately preceding twelve (12) month period, including any material violations of or amendments to the code of ethics or the administration thereof.

         (d) It has provided the Adviser and the Trust with a copy of its Form ADV as most recently filed with the Securities and Exchange Commission (the "SEC") and will, promptly after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendment to the Adviser and the Trust.

         9. Representation of the Adviser. The Adviser represents that (i) it is authorized to perform the services herein, (ii) the appointment of the Sub-Adviser has been duly authorized; and (iii) it will act in conformity with the Advisers Act.

         10. Non-Exclusivity. The Adviser understands that the Sub-Adviser now acts, will continue to act, or may act in the future, as investment adviser or investment sub-adviser to fiduciary and other managed accounts, and the Adviser has no objection to the Sub-Adviser so acting, provided that the Sub-Adviser duly performs all obligations under this Agreement. The Adviser also understands the Sub-Adviser may give advice and take action with respect to any of its other clients for its own account which may differ from the timing or nature of action taken by the Sub-Adviser, with respect to the Fund. Nothing in this Agreement shall impose upon the Sub-Adviser any obligation to purchase or sell or to recommend for purchase or sale, with respect to the Fund, any security which the Sub-Adviser or its shareholders, directors, officers, employees or affiliates may purchase or sell for its or their own account(s) or for the account of any other client.

     11. Further Assurances. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

     12. Duration and Termination of this Agreement. This Agreement shall become effective as of the date of its execution (the "Effective Date") and

(a) unless otherwise terminated, this Agreement shall continue in effect until a new Sub-Advisory Agreement between the Adviser and the Sub-Adviser is approved by the shareholders of the Fund or for 150 days, whichever is sooner; and

(b) this Agreement may at any time be terminated on ten days' written notice to the Sub-Adviser by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund,

         This Agreement shall automatically terminate in the event of its "assignment," as defined in the 1940 Act, and the rules and regulations thereunder. Termination of this Agreement pursuant to this Section 12 shall be without the payment of any penalty.

     13. Amendments to this Agreement. This Agreement may be amended in accordance with the 1940 Act.

     14. Certain Definitions. The terms "specifically approved at least annually", "vote of a majority of the outstanding voting securities," "assignment," "control," "affiliated persons" and "interested person," when used in this Agreement, shall have the respective meanings specified, and shall be construed in a manner consistent with, the 1940 Act and the rules, regulations and orders thereunder, subject, however, to such exemptions as may be granted by the SEC under the 1940 Act.

     15. Survival of Representations and Warranties; Duty to Update Information. All representations and warranties made by the Adviser or Sub-Adviser pursuant to Sections 8 and 9 hereof shall survive for the duration of this Agreement and the representing party shall immediately notify, but in no event later than five
(5) business days, the other party in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

     16. Miscellaneous. This Agreement shall be governed by and construed in accordance with the internal laws of The Commonwealth of Massachusetts. All notices provided for by this Agreement shall be in writing and shall be deemed given when received, against appropriate receipt, by the Sub-Adviser's Secretary in the case of the Sub-Adviser, the Adviser's General Counsel in the case of the Adviser, and the Trust's Secretary in the case of the Fund, or such other person as a party shall designate by notice to the other parties. This Agreement constitutes the entire agreement among the parties hereto and supersedes any prior agreement among the parties relating to the subject matter hereof. The section headings of this Agreement are for convenience of reference and do not constitute a part hereof.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, and their respective seals to be hereto affixed, all as of the day and year first written above.

                                         COLUMBIA MANAGEMENT ADVISORS, INC.

                                        By:  /s/ David A. Rozenson
                                        Name: David Rozenson
                                        Title:  Vice President

                                         STEIN ROE INVESTMENT COUNSEL, INC.

                                        By:  /s/ Kenneth J. Kozanda
                                        Name: Kenneth J. Kozanda
                                        Title: COO



                         INTERIM SUB-ADVISORY AGREEMENT

         INTERIM SUB-ADVISORY AGREEMENT, dated this 24th day of February, 2004, by and between COLUMBIA MANAGEMENT ADVISORS, INC., an Oregon corporation (the "Adviser") and STEIN ROE INVESTMENT COUNSEL, INC., a Delaware corporation (the "Sub-Adviser").

                                   WITNESSETH:

         WHEREAS, the Adviser provides Columbia Tax-Managed Growth Fund (the "Fund"), a series of Columbia Funds Trust I (the "Trust"), an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), business services pursuant to the terms and conditions of an investment advisory agreement dated November 1, 2001 (the "Agreement") between the Adviser and the Trust, on behalf of the Fund; and

         WHEREAS, the Sub-Adviser is willing to provide services to the Adviser on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties hereto as herein set forth, the parties covenant and agree as follows:

         1. Duties of the Sub-Adviser. Subject to the supervision of the Trustees of the Trust and the Adviser, the Sub-Adviser will: (a) manage the investment of the assets of the Fund in accordance with the Fund's investment objectives, policies and limitations as stated in the Fund's then current Prospectus (the "Prospectus") and Statement of Additional Information (the "Statement") as provided by the Adviser to the Sub-Adviser and in compliance with the 1940 Act and the rules, regulations and orders thereunder; (b) place purchase and sale orders for portfolio transactions for the Fund; (c) evaluate such economic, statistical and financial information and undertake such investment research as it shall believe advisable; (d) employ professional portfolio managers to provide research services to the Fund; and (e) report results to the Board of Trustees of the Trust. The Adviser agrees to provide the Sub-Adviser with such assistance as may be reasonably requested by the Sub-Adviser in connection with its activities under this Agreement, including, without limitation, information concerning the Fund, its funds available, or to become available, for investment and generally as to the conditions of the Fund's affairs.

         Should the Trustees of the Trust or the Adviser at any time make any determination as to investment policy and notify the Sub-Adviser thereof in writing, the Sub-Adviser shall be bound by such determination for the period, if any, specified in such notice or until notified that such determination has been revoked. Further, the Adviser or the Trustees of the Trust may at any time, upon written notice to the Sub-Adviser, suspend or restrict the right of the Sub-Adviser to determine what assets of the Fund shall be purchased or sold and what portion, if any, of the Fund's assets shall be held uninvested. It is understood that the Adviser undertakes to discuss with the Sub-Adviser any such determinations of investment policy and any such suspension or restrictions on the right of the Sub-Adviser to determine what assets of the Fund shall be purchased or sold or held uninvested, prior to the implementation thereof.

         2. Certain Information to the Sub-Adviser. Copies of the Prospectus, the Statement, and the Trust's Declaration of Trust have been or will be delivered to the Sub-Adviser. The Adviser agrees to notify the Sub-Adviser of each change in the investment policies of the Fund and to provide to the Sub-Adviser as promptly as practicable copies of all amendments and supplements to the Prospectus, the Statement, and the Trust's Declaration of Trust. In addition, the Adviser will promptly provide the Sub-Adviser with any procedures applicable to the Sub-Adviser adopted from time to time by the Trustees of the Trust and agrees to provide promptly to the Sub-Adviser copies of all amendments thereto. The Sub-Adviser will be entitled to rely on all documents furnished to it by the Adviser.

         3. Execution of Certain Documents. Subject to any other written instructions of the Adviser and the Trustees of the Trust, the Sub-Adviser is hereby appointed the Adviser's and the Trust's agent and attorney-in-fact to execute account documentation, agreements, contracts and other documents as the Sub-Adviser shall be requested to execute by brokers, dealers, counterparties and other persons in connection with its management of the assets of the Fund.

        4. Reports. The Sub-Adviser shall furnish to the Trustees of the Trust or the Adviser, or both, as may be appropriate, quarterly reports of its activities on behalf of the Fund, as required by applicable law or as otherwise reasonably requested from time to time by the Trustees of the Trust or the Adviser, and such additional information, reports, evaluations, analyses and opinions as the Trustees of the Trust or the Adviser, as appropriate, may reasonably request from time to time.

         5. Compensation of the Sub-Adviser. For the services to be rendered by the Sub-Adviser under this Agreement, the Adviser shall pay to the Sub-Adviser a monthly fee, payable within 10 business days after the last day of each month, composed of a basic fee and a performance adjustment. The basic fee shall be calculated at the end of each month by applying one-twelfth of the basic fee rate (0.20%) to the average of the net assets of the Fund (computed in the manner set forth in the Prospectus or Statement) determined as of the close of business on each business day throughout the month. The performance adjustment shall be determined by multiplying the basic fee by the performance adjustment rates set forth below. The resulting calculation is the total monthly fee paid by the Adviser to the Sub-Adviser. The performance adjustment rate shall be readjusted at the end of each calendar quarter based on the Fund's ranking in Morningstar, Inc.'s Large Blend category for domestic equity funds. The rates applicable to each ranking are as follows:

                     Morningstar Ranking           Performance Adjustment Rate

                 Quartile 1                                   1.25%

                 Quartile 2                                   1.00%

                 Below Median                                 0.75%

-----------------------------------------------------------------------------
For each calendar quarter, the performance adjustment rate shall be the rate applicable to the Fund's Morningstar ranking for the three-year period ending on the last day of the most recent calendar quarter. In the event this Agreement is terminated during any month, the basic fee rate and performance adjustment rate shall be applied to net assets averaged over that month ending on the last business day on which this Agreement is in effect. Notwithstanding the above, the annual compensation payable to the Sub-Adviser under this Agreement and the Interim Sub-Advisory Agreement between the parties, dated February 24, 2004, with respect to Columbia Tax-Managed Growth Fund II (collectively, the "Sub-Advisory Agreements") shall not be less than $350,000 in the aggregate. If the compensation paid to the Sub-Adviser under the Sub-Advisory Agreements for any calendar year is less than $350,000 in the aggregate, the Adviser, as soon as practicable after the end of the year, shall pay the Sub-Adviser the difference between $350,000 and the amount the Adviser has paid the Sub-Adviser under the Sub-Advisory Agreements for that year. The Sub-Adviser will pay its expenses incurred in performing its duties under this Agreement. Neither the Trust nor the Fund shall be liable to the Sub-Adviser for the compensation of the Sub-Adviser.

         Further:

       (a) Compensation payable under this Agreement shall, except as set forth in (b) and (c) below, be held in an interest-bearing escrow account with a bank;

       (b) If holders of at least a majority of the outstanding voting securities of the Fund approve a new Sub-Advisory Agreement with the Sub-Adviser before 150 days after the Effective Date (as defined in Section 12), the amount in the escrow account (including interest earned thereon) with respect to the Fund shall be paid to the Sub-Adviser; and

       (c) If holders of at least a majority of the outstanding voting securities of the Fund do not approve a new Sub-Advisory Agreement with the Sub-Adviser, the Sub-Adviser shall be paid, from the escrow account, an amount equal to the lesser of:

(iii) any costs incurred in performing this Agreement (plus interest earned on that amount in the escrow account) or

(iv) the total amount in the escrow account (plus interest earned thereon).

         6. Limitation of Liability of the Sub-Adviser. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution and management of the Fund, except for willful misfeasance, bad faith or gross negligence in the performance of its duties and obligations hereunder. The Trust, on behalf of the Fund, may enforce any obligations of the Sub-Adviser under this Agreement and may recover directly from the Sub-Adviser for any liability it may have to the Fund.

         7. Covenants of the Sub-Adviser. The Sub-Adviser agrees that it (a) will not deal with itself, "affiliated persons" of the Sub-Adviser, the Trustees of the Trust or the Fund's distributor, as principals, agents, brokers or dealers in making purchases or sales of securities or other property for the account of the Fund, except as permitted by the 1940 Act and the rules, regulations and orders thereunder and subject to the prior written approval of the Adviser, and except in accordance with Rule 17e-1 procedures as approved by the Trustees from time to time and (b) will comply with all other provisions of the then-current Prospectus and Statement as provided by the Adviser to the Sub-Adviser relative to the Sub-Adviser and its trustees, officers, employees and affiliates.

     8. Representations, Warranties and Additional Agreements of the Sub-Adviser. The Sub-Adviser represents, warrants and agrees that:

         (a) It: (i) is registered as an investment adviser under the U.S. Investment Advisers Act of 1940, as amended (the "Advisers Act") and is registered under the laws of any jurisdiction in which the Sub-Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement, and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the 1940 Act or the Advisers Act from performing the services contemplated by this Agreement;
(iii) has met, and will continue to meet for so long as this Agreement remains in effect, any other applicable Federal or State requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; (v) will immediately notify the Adviser in writing of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the 1940 Act or otherwise; and (vi) will immediately notify the Adviser in writing of any change of control of the Sub-Adviser or any parent of the Sub-Adviser resulting in an "assignment" of this Agreement.

         (b) It will maintain, keep current and preserve on behalf of the Fund, in the manner and for the periods of time required or permitted by the 1940 Act and the rules, regulations and orders thereunder and the Advisers Act and the rules, regulations and orders thereunder, records relating to investment transactions made by the Sub-Adviser for the Fund as may be reasonably requested by the Adviser or the Fund from time to time. The Sub-Adviser agrees that such records are the property of the Trust, and will be surrendered to the Trust promptly upon request.

         (c) The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and, if it has not already done so, will provide the Adviser and the Trust with a copy of such code of ethics, and upon any amendment to such code of ethics, promptly provide such amendment. At least annually the Sub-Adviser will provide the Trust and the Adviser with a certificate signed by the chief compliance officer (or the person performing such function) of the Sub-Adviser certifying, to the best of his or her knowledge, compliance with the code of ethics during the immediately preceding twelve (12) month period, including any material violations of or amendments to the code of ethics or the administration thereof.

         (d) It has provided the Adviser and the Trust with a copy of its Form ADV as most recently filed with the Securities and Exchange Commission (the "SEC") and will, promptly after filing any amendment to its Form ADV with the SEC, furnish a copy of such amendment to the Adviser and the Trust.

         9. Representation of the Adviser. The Adviser represents that (i) it is authorized to perform the services herein, (ii) the appointment of the Sub-Adviser has been duly authorized; and (iii) it will act in conformity with the Advisers Act.

         10. Non-Exclusivity. The Adviser understands that the Sub-Adviser now acts, will continue to act, or may act in the future, as investment adviser or investment sub-adviser to fiduciary and other managed accounts, and the Adviser has no objection to the Sub-Adviser so acting, provided that the Sub-Adviser duly performs all obligations under this Agreement. The Adviser also understands the Sub-Adviser may give advice and take action with respect to any of its other clients for its own account which may differ from the timing or nature of action taken by the Sub-Adviser, with respect to the Fund. Nothing in this Agreement shall impose upon the Sub-Adviser any obligation to purchase or sell or to recommend for purchase or sale, with respect to the Fund, any security which the Sub-Adviser or its shareholders, directors, officers, employees or affiliates may purchase or sell for its or their own account(s) or for the account of any other client.

     11. Further Assurances. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

     12. Duration and Termination of this Agreement. This Agreement shall become effective as of the date of its execution (the "Effective Date") and

(c) unless otherwise terminated, this Agreement shall continue in effect until a new Sub-Advisory Agreement between the Adviser and the Sub-Adviser is approved by the shareholders of the Fund or for 150 days, whichever is sooner; and

(d) this Agreement may at any time be terminated on ten days' written notice to the Sub-Adviser by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund,

         This Agreement shall automatically terminate in the event of its "assignment," as defined in the 1940 Act, and the rules and regulations thereunder. Termination of this Agreement pursuant to this Section 12 shall be without the payment of any penalty.

     13. Amendments to this Agreement. This Agreement may be amended in accordance with the 1940 Act.

     14. Certain Definitions. The terms "specifically approved at least annually", "vote of a majority of the outstanding voting securities," "assignment," "control," "affiliated persons" and "interested person," when used in this Agreement, shall have the respective meanings specified, and shall be construed in a manner consistent with, the 1940 Act and the rules, regulations and orders thereunder, subject, however, to such exemptions as may be granted by the SEC under the 1940 Act.

     15. Survival of Representations and Warranties; Duty to Update Information. All representations and warranties made by the Adviser or Sub-Adviser pursuant to Sections 8 and 9 hereof shall survive for the duration of this Agreement and the representing party shall immediately notify, but in no event later than five
(5) business days, the other party in writing upon becoming aware that any of the foregoing representations and warranties are no longer true.

     16. Miscellaneous. This Agreement shall be governed by and construed in accordance with the internal laws of The Commonwealth of Massachusetts. All notices provided for by this Agreement shall be in writing and shall be deemed given when received, against appropriate receipt, by the Sub-Adviser's Secretary in the case of the Sub-Adviser, the Adviser's General Counsel in the case of the Adviser, and the Trust's Secretary in the case of the Fund, or such other person as a party shall designate by notice to the other parties. This Agreement constitutes the entire agreement among the parties hereto and supersedes any prior agreement among the parties relating to the subject matter hereof. The section headings of this Agreement are for convenience of reference and do not constitute a part hereof.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered in their names and on their behalf by the undersigned, thereunto duly authorized, and their respective seals to be hereto affixed, all as of the day and year first written above.

                                              COLUMBIA MANAGEMENT ADVISORS, INC.

                                               By: /s/ David A. Rozenson
                                               Name: David A. Rozenson
                                               Title:   Vice President

                                             STEIN ROE INVESTMENT COUNSEL, INC.

                                             By:  /s/ Kenneth J. Kozanda
                                             Name: Kenneth J. Kozanda
                                             Title: COO